Exhibit 99.1

LXP

LEXINGTON
REALTY TRUST

Quarterly Supplemental Information

First Quarter 2019

LEXINGTON REALTY TRUST

QUARTERLY SUPPLEMENTAL INFORMATION

March 31, 2019

This Quarterly Earnings Press Release and Quarterly Supplemental Information contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the control of Lexington Realty Trust (“Lexington”), which may cause actual results, performance or achievements of Lexington and its subsidiaries to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, risks related to: (1) the authorization of Lexington’s Board of Trustees of future dividend declarations, (2) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO available to all equityholders and unitholders – diluted for the year ending December 31, 2019, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction on the terms described herein or at all, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any new legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to revise those forward-looking statements to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

LEXINGTON REALTY TRUST
TRADED: NYSE: LXP
ONE PENN PLAZA, SUITE 4015
NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS FIRST QUARTER 2019 RESULTS

New York, NY - May 8, 2019 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant industrial real estate investments, today announced results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights

•	Recorded Net Income attributable to common shareholders of $26.4 million, or $0.11 per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $47.2 million, or $0.20 per diluted common share.
•	Disposed of one industrial property for a gross sales price of $79.3 million.
•	Acquired two industrial properties for an aggregate cost of $58.0 million.
•	Replaced its revolving credit facility and the 2021 term loan with a new revolving credit facility and the continuation of the 2021 term loan, which extended the maturity of the revolving credit facility to February 2023 and reduced the applicable margin rates on the revolving credit facility and 2021 term loan.
•	Repurchased and retired 441,581 common shares at an average price of $8.13 per share.
•	Completed 1.5 million square feet of new leases and lease extensions.

Subsequent Events

•	Disposed of three consolidated properties for an aggregate gross disposition price of $32.6 million.
•	Acquired two industrial properties for an aggregate cost of approximately $61.0 million.
•	Satisfied $15.2 million in property non-recourse mortgage debt.

Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release.

T. Wilson Eglin, Chairman, Chief Executive Officer and President of Lexington Realty Trust, commented, “We continued making progress on our repositioning efforts in the first quarter, and we are on pace to complete approximately $400-$500 million or more of non-core, primarily office, dispositions by year end. We acquired two industrial distribution facilities during the quarter and purchased an additional $61 million subsequently. Our industrial exposure currently represents more than 72% of our gross book value and we remain focused on adding high-quality industrial product to our portfolio while reducing our remaining office exposure.”

3

FINANCIAL RESULTS

Revenues

For the quarter ended March 31, 2019, total gross revenues were $81.2 million, compared with total gross revenues of $102.8 million for the quarter ended March 31, 2018. The decrease was primarily attributable to property sales and lease expirations, partially offset by revenue generated from property acquisitions and new leases.

Net Income (Loss) Attributable to Common Shareholders

For the quarter ended March 31, 2019, net income attributable to common shareholders was $26.4 million, or $0.11 per diluted share, compared with a net loss attributable to common shareholders for the quarter ended March 31, 2018 of $(16.0) million, or $(0.07) per diluted share.

Adjusted Company FFO

For the quarter ended March 31, 2019, Lexington generated Adjusted Company FFO of $47.2 million, or $0.20 per diluted share, compared to Adjusted Company FFO for the quarter ended March 31, 2018 of $62.0 million, or $0.25 per diluted share.

Dividends/Distributions

As previously announced, during the first quarter of 2019, Lexington declared a regular quarterly common share/unit dividend/distribution for the quarter ended March 31, 2019 of $0.1025 per common share/unit, which was paid on April 15, 2019 to common shareholders/unitholders of record as of March 29, 2019. Lexington also declared a cash dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ended March 31, 2019, which is expected to be paid on May 15, 2019 to Series C Preferred Shareholders of record as of April 30, 2019.

TRANSACTION ACTIVITY

ACQUISITION TRANSACTIONS

Primary Tenant	Market	Sq. Ft.	Property Type	Initial Basis ($000)	Approximate Lease Term (Yrs)
LaCrosse Footwear	Indianapolis, IN	380,000	Industrial	$20,809	7
The Carlstar Group	Atlanta, GA	676,000	Industrial	37,182	5
		1,056,000		$57,991

The above properties were acquired at aggregate weighted-average GAAP and cash capitalization rates of 5.7% and 5.3%, respectively.

4

PROPERTY DISPOSITIONS
Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
One World Technologies(2)	Anderson, SC	Industrial	$79,300	$4,446	$3,808	January	100.0%

(1)	Quarterly period prior to sale, annualized.
(2)	Build-to-suit property completed in 2016 for a $61.3 million initial cost basis.

In addition, Lexington received $2.3 million from the sale of a non-consolidated rehabilitation hospital.

LEASING

	LEASE EXTENSIONS

	Location		Primary Tenant(1)	Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Richland	WA	Preferred Freezer	08/2035	08/2040	456,412
2	Rockford	IL	Jacobson Warehouse	MTM	12/2024	150,000
3	Hebron	OH	Owens Corning	12/2019	12/2021	250,410
4	Hebron	OH	Owens Corning	12/2019	12/2021	400,522
4	Total industrial lease extensions					1,257,344

	Office
1	Oakland	ME	T-Mobile USA	08/2020	08/2027	78,610
1	Total office lease extensions					78,610

5	Total lease extensions					1,335,954

	NEW LEASES

	Location			Lease Expiration Date	Sq. Ft.
	Office / Multi-Tenant
1	Houston	TX	Expro America	08/2033	27,213
2	Farmers Branch	TX	S&P Global	02/2030	25,384
3	Kansas City	MO	Burns & McDonnell	04/2031	155,925
3	Total new office / multi-tenant leases				208,522

8	TOTAL NEW AND EXTENDED LEASES				1,544,476

(1)	Leases greater than 10,000 square feet.

As of March 31, 2019, Lexington's portfolio was 94.9% leased.

5

BALANCE SHEET/CAPITAL MARKETS

In February 2019, Lexington replaced its revolving credit facility and 2021 term loan with a new revolving credit facility and the continuation of the 2021 term loan, which increased the availability under the revolving credit facility from $505.0 million to $600.0 million, extended the maturity date of the revolving credit facility to February 2023 and lowered the applicable margin rates on both the revolving credit facility and the 2021 term loan.

In the first quarter of 2019, Lexington repurchased and retired 441,581 common shares at an average price of $8.13 per share under its share repurchase authorization. As of March 31, 2019, there were approximately 10,306,255 common shares remaining to be repurchased under the authorization.

2019 EARNINGS GUIDANCE

Lexington estimates that its net income attributable to common shareholders per diluted common share for the year ended December 31, 2019 will be within an expected range of $1.11 to $1.15.

Additionally, Lexington is reaffirming that its Adjusted Company FFO for the year ended December 31, 2019 is expected to be within a range of $0.75 to $0.79 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

FIRST QUARTER 2019 CONFERENCE CALL

Lexington will host a conference call today, May 8, 2019, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended March 31, 2019. Interested parties may participate in this conference call by dialing 1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through August 8, 2019, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada), pin code for all replay numbers is 10130821. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

6

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a diversified portfolio of real estate assets consisting primarily of equity investments in single-tenant net-leased commercial properties across the United States. Lexington seeks to expand its industrial portfolio through build-to-suit transactions, sale-leaseback transactions and other transactions, including acquisitions. For more information, including Lexington's Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the authorization by Lexington's Board of Trustees of future dividend declarations, (2) Lexington's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2019, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

7

Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

# # #

8

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended March 31,
	2019	2018
Gross revenues:
Rental revenue	$79,975	$102,637
Other revenue	1,273	184
Total gross revenues	81,248	102,821
Expense applicable to revenues:
Depreciation and amortization	(37,595)	(46,537)
Property operating	(10,567)	(11,477)
General and administrative	(8,527)	(8,996)
Non-operating income	481	362
Interest and amortization expense	(17,208)	(20,331)
Debt satisfaction charges, net	(103)	—
Impairment charges	(588)	(53,049)
Gains on sales of properties	20,957	22,774
Income (loss) before provision for income taxes and equity in earnings of non-consolidated entities	28,098	(14,433)
Provision for income taxes	(437)	(503)
Equity in earnings of non-consolidated entities	619	113
Net income (loss)	28,280	(14,823)
Less net (income) loss attributable to noncontrolling interests	(253)	508
Net income (loss) attributable to Lexington Realty Trust shareholders	28,027	(14,315)
Dividends attributable to preferred shares – Series C	(1,572)	(1,572)
Allocation to participating securities	(50)	(70)
Net income (loss) attributable to common shareholders	$26,405	$(15,957)

Net income (loss) attributable to common shareholders - per common share basic	$0.11	$(0.07)
Weighted-average common shares outstanding – basic	232,538,495	238,072,081

Net income (loss) attributable to common shareholders - per common share diluted	$0.11	$(0.07)
Weighted-average common shares outstanding – diluted	236,142,143	238,072,081

9

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets:
Real estate, at cost	$3,123,110	$3,090,134
Real estate - intangible assets	420,248	419,612
	3,543,358	3,509,746
Less: accumulated depreciation and amortization	981,809	954,087
Real estate, net	2,561,549	2,555,659
Assets held for sale	26,316	63,868
Operating lease right-of-use assets, net	40,860	—
Cash and cash equivalents	170,289	168,750
Restricted cash	9,287	8,497
Investment in non-consolidated entities	61,464	66,183
Deferred expenses, net	20,609	15,937
Rent receivable – current	2,706	3,475
Rent receivable – deferred	61,068	58,692
Other assets	16,042	12,779
Total assets	$2,970,190	$2,953,840

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$562,951	$570,420
Term loan payable, net	298,792	298,733
Senior notes payable, net	496,243	496,034
Trust preferred securities, net	127,321	127,296
Dividends payable	28,916	48,774
Liabilities held for sale	465	386
Operating lease liabilities	42,004	—
Accounts payable and other liabilities	24,563	30,790
Accrued interest payable	11,071	4,523
Deferred revenue - including below market leases, net	20,690	20,531
Prepaid rent	11,840	9,675
Total liabilities	1,624,856	1,607,162

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares, 234,859,561 and 235,008,554 shares issued and outstanding in 2019 and 2018, respectively	23	24
Additional paid-in-capital	2,769,822	2,772,855
Accumulated distributions in excess of net income	(1,534,539)	(1,537,100)
Accumulated other comprehensive income	—	76
Total shareholders’ equity	1,329,322	1,329,871
Noncontrolling interests	16,012	16,807
Total equity	1,345,334	1,346,678
Total liabilities and equity	$2,970,190	$2,953,840

10

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

EARNINGS PER SHARE

(Unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2019	2018
EARNINGS PER SHARE:

Basic:
Net income (loss) attributable to common shareholders	$26,405	$(15,957)

Weighted-average number of common shares outstanding - basic	232,538,495	238,072,081

Net income (loss) attributable to common shareholders - per common share basic	$0.11	$(0.07)

Diluted:
Net income (loss) attributable to common shareholders - basic	$26,405	$(15,957)
Impact of assumed conversions	1	—
Net income (loss) attributable to common shareholders	$26,406	$(15,957)

Weighted-average common shares outstanding - basic	232,538,495	238,072,081
Effect of dilutive securities:
Unvested share-based payment awards and options	53,274	—
Operating partnership units	3,550,374	—
Weighted-average common shares outstanding - diluted	236,142,143	238,072,081

Net income (loss) attributable to common shareholders - per common share diluted	$0.11	$(0.07)

11

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2019	2018
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income (loss) attributable to common shareholders	$26,405	$(15,957)
Adjustments:
Depreciation and amortization	36,867	45,154
Impairment charges - real estate	588	53,049
Noncontrolling interests - OP units	1	(729)
Amortization of leasing commissions	728	1,383
Joint venture and noncontrolling interest adjustment	2,533	258
Gains on sales of properties, including non-consolidated entities	(21,605)	(22,774)
FFO available to common shareholders and unitholders - basic	45,517	60,384
Preferred dividends	1,572	1,572
Amount allocated to participating securities	50	70
FFO available to all equityholders and unitholders - diluted	47,139	62,026
Debt satisfaction charges, net	103	—
Adjusted Company FFO available to all equityholders and unitholders - diluted	47,242	62,026

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(2,330)	(4,866)
Lease incentives	273	536
Amortization of above/below market leases	(6)	(22)
Lease termination payments, net	(744)	(308)
Non-cash interest, net	806	1,025
Non-cash charges, net	1,727	1,939
Tenant improvements	(995)	(5,932)
Lease costs	(1,124)	(609)
Joint venture and noncontrolling interest adjustment	(176)	—
Company Funds Available for Distribution	$44,673	$53,789

Per Common Share and Unit Amounts
Basic:
FFO	$0.19	$0.25

Diluted:
FFO	$0.20	$0.25
Adjusted Company FFO	$0.20	$0.25

Basic:
Weighted-average common shares outstanding - basic EPS	232,538,495	238,072,081
Operating partnership units(1)	3,550,374	3,629,195
Weighted-average common shares outstanding - basic FFO	236,088,869	241,701,276

Diluted:
Weighted-average common shares outstanding - diluted EPS	236,142,143	238,072,081
Operating partnerhsip units(1)	—	3,629,195
Unvested share-based payment awards and options	16,499	562,084
Preferred shares - Series C	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	240,869,212	246,973,930

(1)	Includes OP units other than OP units held by Lexington.

12

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

2019 EARNINGS GUIDANCE

	Twelve Months Ended December 31, 2019
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$1.11	$1.15
Depreciation and amortization	0.65	0.65
Impact of capital transactions	(1.01)	(1.01)
Estimated Adjusted Company FFO per diluted common share	$0.75	$0.79

(1)	Assumes all convertible securities are dilutive.

13

LEXINGTON REALTY TRUST

2019 First Quarter Investments / Capital Recycling Summary

PROPERTY INVESTMENTS

	Primary Tenant	Market		Property Type	Square Feet (Approx.)	Initial Basis ($000)	Month Closed	Primary Lease Expiration
1	LaCrosse Footwear	Indianapolis	IN	Industrial	380,000	$20,809	January	07/2025
2	The Carlstar Group	Atlanta	GA	Industrial	676,000	37,182	February	10/2023

2	TOTAL PROPERTY INVESTMENTS				1,056,000	$57,991

CAPITAL RECYCLING

CONSOLIDATED PROPERTY DISPOSITION
	Primary Tenant	Location		Property Type	Gross Disposition Price ($000)	Annualized Net Income ($000) (1)	Annualized NOI ($000)(1)(2)	Month of Disposition	% Leased	Gross Disposition Price PSF
1	One World Technologies (3)	Anderson	SC	Industrial	$79,300	$4,446	$3,808	January	100%	$59.76

NON-CONSOLIDATED PROPERTY DISPOSITION
	Primary Tenant	Location		Property Type	Gross Disposition Price ($000)	Annualized Net Income ($000) (1)	Annualized NOI ($000)(1)(2)	Month of Disposition	% Leased	Gross Disposition Price PSF
1	RehabCare Group (4)	Humble	TX	Other	$28,459	$867	$2,478	February	100.0%	$511.42

Footnotes

(1)	Quarterly period prior to sale, annualized.
(2)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(3)	Build-to-suit property completed in 2016 for $61.3 million initial cost basis.
(4)	Lexington had a 15% interest in the joint venture and received $2.3 million in net proceeds at closing.

14

LEXINGTON REALTY TRUST

2019 First Quarter Financing Summary

DEBT RETIRED

Location	Primary Tenant	Property Type	Face / Satisfaction ($000)	Rate	Maturity Date

Consolidated Mortgage Debt
North Berwick, ME	United Technologies	Industrial	$254	3.56%	04/2019

Non-Consolidated Mortgage Debt (1)
Humble, TX	RehabCare Group	Other	$13,611	LIBOR plus 300 bps	05/2019

CORPORATE LEVEL FINANCING (2)

	Quarterly Activity ($000)	Current Rate	Maturity Date
Revolving credit facility (3)	$600,000	LIBOR plus 90 bps	02/2023
Term Loan	$300,000	LIBOR plus 100 bps	01/2021

Footnotes
(1)	Lexington had a 15% interest in the joint venture.
(2)	Lexington replaced its revolving credit facility and the 2021 term loan with a new revolving credit facility and the continuation of the 2021 term loan.
(3)	No amounts outstanding at 3/31/2019.

15

LEXINGTON REALTY TRUST

2019 First Quarter Leasing Summary

LEASE EXTENSIONS
	Tenant (3)	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New Base Rent Per Annum ($000)(1)(2)	Prior Base Rent Per Annum ($000)	New Cash Base Rent Per Annum ($000)(1)(2)	Prior Cash Base Rent Per Annum ($000)(2)
	Industrial
1	Preferred Freezer	Richland	WA	08/2035	08/2040	456,412	$13,959	$13,133	$16,036	$15,722
2	Jacobson Warehouse	Rockford	IL	MTM	12/2024	150,000	638	471	600	540
3	Owens Corning	Hebron	OH	12/2019	12/2021	250,410	578	573	578	573
4	Owens Corning	Hebron	OH	12/2019	12/2021	400,522	925	916	925	916

4	Total industrial lease extensions					1,257,344	$16,100	$15,093	$18,139	$17,751

	Office
1	T-Mobile USA	Oakland	ME	08/2020	08/2027	78,610	1,194	1,147	1,179	1,562

1	Total office lease extensions					78,610	$1,194	$1,147	$1,179	$1,562

5	TOTAL EXTENDED LEASES					1,335,954	$17,294	$16,240	$19,318	$19,313

NEW LEASES
	Tenant (3)	Location		Lease Expiration Date	Sq. Ft.	New Base Rent Per Annum ($000)(1)(2)	New Cash Base Rent Per Annum ($000)(1)(2)
	Office / Multi-tenant Office
1	Expro America	Houston	TX	08/2033	27,213	$357	$386
2	S&P Global	Farmers Branch	TX	02/2030	25,384	430	393
3	Burns & McDonnell	Kansas City	MO	04/2031	155,925	1,729	1,592

3	Total office new leases				208,522	$2,516	$2,371

8	TOTAL NEW AND EXTENDED LEASES				1,544,476	$19,810	$21,689

16

LEXINGTON REALTY TRUST

2019 First Quarter Leasing Summary (Continued)

NEW VACANCY (4)

	Former Tenant	Location		Lease Expiration Date	Sq. Ft.	2018 Base Rent ($000)(2)	2018 Cash Base Rent ($000)(2)
	Office
1	Ricoh	Houston	TX	1/31/2019	78,895	$1,181	$1,180

Footnotes
(1)	Assumes twelve months rent from the later of 4/1/19 or lease commencement/extension, excluding free rent periods as applicable.
(2)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(3)	Leases greater than 10,000 square feet.
(4)	Excludes multi-tenant properties, disposed properties and non-consolidated investments.

17

LEXINGTON REALTY TRUST

Other Revenue Data

3/31/2019

($000)

Other Revenue Data

	Base Rent
Asset Class	Three months ended
	3/31/19 (1)	3/31/19 Percentage	3/31/18 Percentage
Industrial	$49,036	68.2%	49.0%
Office/Other	22,825	31.8%	51.0%
	$71,861	100.0%	100.0%

	Base Rent
Credit Ratings (2)	Three months ended
	3/31/19 (1)	3/31/19 Percentage	3/31/18 Percentage
Investment Grade	$29,300	40.8%	42.0%
Non-Investment Grade	13,987	19.5%	15.0%
Unrated	28,574	39.7%	43.0%
	$71,861	100.0%	100.0%

Weighted-Average Lease Term - Cash Basis	As of 3/31/19	As of 3/31/18
	9.0 years	8.9 years

Rent Estimates for Current Assets

Year	Base Rent (3)	Cash Base Rent (3)	Difference
2019 - remaining	$213,874	$201,323	$(12,551)
2020	268,750	257,263	(11,487)

Footnotes

(1)	Three months ended 3/31/2019 Base Rent, recognized for consolidated properties owned as of 3/31/2019.
(2)	Credit ratings are based upon either tenant, guarantor or parent. Generally, multi-tenant assets are included in unrated.
(3)	Amounts assume (1) lease terms for non-cancellable periods only, (2) no new or renegotiated leases are entered into after 3/31/2019, and (3) no properties are sold or acquired after 3/31/2019.

18

LEXINGTON REALTY TRUST

Other Revenue Data (Continued)

3/31/2019

($000)

Same-Store NOI (1)
	Three months ended March 31,
	2019	2018
Total Cash Base Rent	$65,181	$65,966
Tenant Reimbursements	6,123	4,627
Property Operating Expenses	(9,354)	(7,220)
Same-Store NOI	$61,950	$63,373

Change in Same-Store NOI (2)	(2.2)%

Same-Store Percent Leased (3)	As of 3/31/19	As of 3/31/18
	94.8%	97.2%

Lease Escalation Data (4)

Footnotes

(1)	NOI is on a consolidated cash basis for all consolidated properties except properties acquired and sold in 2019 and 2018 and properties subject to mortgage loans in default at March 31, 2019. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	Change in Same-Store NOI was 0.7 % excluding single-tenant property vacancies.
(3)	Excludes properties acquired or sold in 2019 and 2018 and properties subject to mortgage loans in default at March 31, 2019.
(4)	Based on three months consolidated Base Cash Rents for single-tenant leases (properties greater than 50% leased to a single tenant) owned as of March 31, 2019. Excludes parking operations and rents from prior tenants.

19

LEXINGTON REALTY TRUST

Portfolio Detail By Asset Class

3/31/2019

($000, except square footage)

Asset Class	YE 2016 (5)	YE 2017 (5)	YE 2018 (5)(6)	Q1 2019

Industrial
% of Cost (1)	42.2%	49.3%	71.2%	72.2%
% of ABR (2)	40.8%	44.3%	65.4%	68.2%
Leased	98.2%	99.9%	96.3%	96.2%
Wtd. Avg. Lease Term (3)	10.3	10.5	9.7	9.6
Mortgage Debt	$240,790	$193,529	$206,006	$204,389
% Investment Grade (2)	25.4%	28.4%	31.6%	35.2%
Square Feet	28,908,037	36,071,422	41,447,962	41,176,940

Office/Other
% of Cost (1)	57.8%	50.7%	28.8%	27.8%
% of ABR (2)(4)	59.2%	55.7%	34.6%	31.8%
Leased	91.3%	96.0%	87.1%	85.7%
Wtd. Avg. Lease Term (3)	7.4	7.9	7.2	7.6
Mortgage Debt	$504,383	$503,539	$369,508	$363,482
% Investment Grade (2)	45.0%	49.4%	53.2%	52.8%
Square Feet	14,416,260	12,542,640	6,111,588	6,111,588

Footnotes

(1)	Based on gross book value of real estate assets; excludes held for sale assets.
(2)	Percentage of Base Rent, for consolidated properties owned as of each respective period.
(3)	Cash basis.
(4)	YE 2018 excludes the acceleration of below-market lease intangible accretion on one Kmart asset.
(5)	Office and Other properties combined.
(6)	Kohl's reclassed to Industrial from Office/Other

20

LEXINGTON REALTY TRUST

Portfolio Composition

3/31/2019

As a Percent of Gross Book Value (1)

Portfolio Composition (2)

Footnotes

(1)	Based on gross book value of real estate assets as of 3/31/2019; excludes held for sale assets.
(2)	Based on gross book value of real estate assets as of 3/31/2019, 12/31/2018, 12/31/2017 and 12/31/2016, as applicable and excludes held for sale assets.

21

LEXINGTON REALTY TRUST

Components of Net Asset Value

3/31/2019

($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties three month net operating income (NOI) (1)
Industrial	$46,821
Office/Other	18,744
Total Net Operating Income	$65,565

Lexington's share of non-consolidated three month NOI (1)
NNN OFFICE JV
Office	$2,960
OTHER JV
Other	$370

Other income
Advisory fees	$846

In service assets not fairly valued by capitalized NOI method (1)
Wholly-owned assets acquired in 2019	$57,405
Wholly-owned assets less than 70% leased	$61,609

Add other assets:
Assets held for sale	$26,316
Construction in progress	3,348
Developable land	5,393
Cash and cash equivalents	170,289
Restricted cash	9,287
Accounts receivable	2,706
Other assets	16,042
Total other assets	$233,381

Liabilities:
Corporate level debt (face amount)	$929,120
Mortgages and notes payable (face amount)	567,871
Dividends payable	28,916
Liabilities held for sale	465
Accounts payable, accrued expenses and other liabilities	47,474
Preferred stock, at liquidation value	96,770
Lexington's share of non-consolidated mortgages	106,437
Total deductions	$1,777,053

Common shares & OP units at 3/31/2019	238,394,970

Footnotes

(1)	NOI for the existing property portfolio at March 31, 2019, excludes NOI related to assets undervalued by a capitalized NOI method and assets held for sale. Assets undervalued by a capitalized NOI method are identified generally by occupancies under 70% and assets acquired in 2019. For assets in this category an NOI capitalization approach is not appropriate, and accordingly, Lexington's net book value has been used. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

22

LEXINGTON REALTY TRUST

Consolidated Portfolio Concentration

3/31/2019

	Markets (2)	Percent of Base Rent as of 3/31/19 (1)
1	Houston, TX	10.6%
2	Memphis, TN	5.7%
3	Detroit, MI	4.8%
4	Kennewick, WA	4.7%
5	New York, NY	3.9%
6	Dallas, TX	3.5%
7	Kansas City, MO	3.4%
8	Nashville, TN	3.4%
9	Philadelphia, PA	2.7%
10	Atlanta, GA	2.7%
11	Phoenix, AZ	2.4%
12	San Jose, CA	2.3%
13	Jackson, MS	2.2%
14	St. Louis, MO	2.1%
15	Indianapolis, IN	2.1%
16	Richmond, VA	2.1%
17	Columbus, OH	1.7%
18	Columbus, IN	1.7%
19	Champaign, IL	1.5%
20	Charlotte, NC	1.4%
	Total Consolidated Portfolio Concentration (3)	64.9%

Footnotes

(1)	Three months ended 3/31/2019 Base Rent, recognized for consolidated properties owned as of 3/31/2019.
(2)	Markets are based on a Core Based Statistical Area, which is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(3)	Total shown may differ from detailed amounts due to rounding.

23

LEXINGTON REALTY TRUST

Portfolio Concentration - Industrial

3/31/2019

	Markets (2)	Percent of Base Rent as of 3/31/19 (1)
1	Memphis, TN	8.4%
2	Houston, TX	7.4%
3	Kennewick, WA	6.9%
4	Detroit, MI	5.2%
5	Nashville, TN	4.9%
6	Atlanta, GA	3.5%
7	Jackson, MS	3.2%
8	St. Louis, MO	3.1%
9	New York, NY	2.6%
10	Columbus, OH	2.5%
11	Champaign, IL	2.1%
12	Jackson, TN	2.0%
13	Richmond, VA	2.0%
14	Dallas, TX	1.9%
15	Winchester, VA	1.9%
16	Chicago, IL	1.8%
17	Shreveport, LA	1.8%
18	Indianapolis, IN	1.8%
19	Greenville, SC	1.8%
20	Elizabethtown, KY	1.7%
	Total Industrial Portfolio Concentration (3)	66.7%

Footnotes

(1)	Three months ended 3/31/2019 Base Rent, recognized for consolidated properties owned as of 3/31/2019.
(2)	Markets are based on a Core Based Statistical Area, which is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(3)	Total shown may differ from detailed amounts due to rounding.

24

LEXINGTON REALTY TRUST

Portfolio Concentration - Office/Other

3/31/2019

	Markets (2)	Percent of Base Rent as of 3/31/19 (1)
1	Houston, TX	17.5%
2	Kansas City, MO	9.5%
3	Philadelphia, PA	7.4%
4	San Jose, CA	7.3%
5	Dallas, TX	6.8%
6	New York, NY	6.7%
7	Columbus, IN	5.3%
8	Phoenix, AZ	4.7%
9	Charlotte, NC	4.5%
10	Detroit, MI	3.9%
11	Washington, DC	3.4%
12	Indianapolis, IN	2.9%
13	Miami, FL	2.5%
14	Richmond, VA	2.4%
15	Sarasota, FL	2.1%
16	Baton Rouge, LA	1.3%
17	Augusta, ME	1.2%
18	Boise City, ID	1.2%
19	Bend, OR	1.2%
20	McAllen, TX	1.1%
	Total Office/Other Portfolio Concentration (3)	92.7%

Footnotes

(1)	Three months ended 3/31/2019 Base Rent, recognized for consolidated properties owned as of 3/31/2019.
(2)	Markets are based on a Core Based Statistical Area, which is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(3)	Total shown may differ from detailed amounts due to rounding.

25

LEXINGTON REALTY TRUST

Tenant Industry Diversification - Industrial Assets (1)

3/31/2019

Footnotes

(1)	Three months ended 3/31/2019 Base Rent, recognized for consolidated properties owned as of 3/31/2019.

26

LEXINGTON REALTY TRUST

Tenant Industry Diversification - Office/Other Assets (1)

3/31/2019

Footnotes

(1)	Three months ended 3/31/2019 Base Rent, recognized for consolidated properties owned as of 3/31/2019.

27

LEXINGTON REALTY TRUST

Top 15 Tenants or Guarantors

3/31/2019

Top 15 Tenants or Guarantors

Tenants or Guarantors (4)	Property Type	Lease Expirations	Number of Leases	Sq. Ft. Leased	Sq. Ft. Leased as a Percent of Consolidated Portfolio (2)(3)	Base Rent as of 3/31/2019 ($000) (1)	Percent of Base Rent as of 3/31/2019 ($000) (1)(2)
Dow	Office	2036	1	664,100	1.5%	$3,713	5.2%
Preferred Freezer	Industrial	2040	1	456,412	1.0%	3,374	4.7%
Nissan	Industrial	2027	2	2,971,000	6.6%	3,190	4.4%
Dana	Industrial	2021-2026	7	2,053,359	4.6%	2,485	3.5%
United States of America	Office	2022 & 2027	2	329,229	0.7%	2,014	2.8%
Undisclosed (5)	Industrial	2031-2035	3	1,090,383	2.4%	1,785	2.5%
Watco	Industrial	2038	1	132,449	0.3%	1,693	2.4%
Xerox	Office	2023	1	202,000	0.5%	1,660	2.3%
Morgan Lewis	Office	2021	1	289,432	0.6%	1,501	2.1%
Undisclosed (6)	Industrial	2023-2027	3	2,132,290	4.8%	1,382	1.9%
FedEx	Industrial	2028	1	140,330	0.3%	1,284	1.8%
Hamilton Beach	Industrial	2021 & 2026	2	1,645,436	3.7%	1,237	1.7%
T-Mobile USA	Office	2019-2027	4	308,594	0.7%	1,218	1.7%
Cummins	Office	2024	1	390,100	0.9%	1,217	1.7%
Michelin	Industrial	2019 & 2020	2	1,759,346	3.9%	1,214	1.7%
			32	14,564,460	32.5%	$28,967	40.4%

Footnotes

(1)	Three months ended 3/31/2019 Base Rent, excluding vacant single-tenant properties recognized for consolidated properties owned as of 3/31/2019.
(2)	Total shown may differ from detailed amounts due to rounding.
(3)	Excludes vacant square feet.
(4)	See Annual Report and other applicable disclosures for actual tenant names.
(5)	Tenant is a domestic subsidiary of an international automaker.
(6)	Lease restricts certain disclosures. Guarantor is investment grade.

28

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Industrial Properties

3/31/2019

($000)

Year	Number of Leases Expiring	Base Rent as of 3/31/2019	Percent of Base Rent as of 3/31/2019	Percent of Base Rent as of 3/31/2018
2019 - remaining	3	$1,059	2.2%	3.2%
2020	9	2,884	5.9%	6.4%
2021	11	3,542	7.2%	5.0%
2022	1	336	0.7%	0.8%
2023	4	972	2.0%	0.9%
2024	10	3,718	7.6%	6.8%
2025	10	3,396	6.9%	6.9%
2026	9	3,857	7.9%	7.2%
2027	8	6,149	12.5%	13.8%
2028	4	2,963	6.0%	6.6%
Thereafter	25	20,160	41.1%	40.6%

Total (1)	94	$49,036	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding.

29

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Office/Other Properties

3/31/2019

($000)

Year	Number of Leases Expiring	Base Rent as of 3/31/2019	Percent of Base Rent as of 3/31/2019	Percent of Base Rent as of 3/31/2018
2019 - remaining	36	$1,597	7.2%	11.2%
2020	7	817	3.7%	4.2%
2021	11	3,661	16.4%	9.2%
2022	3	1,213	5.4%	5.9%
2023	5	1,987	8.9%	6.4%
2024	9	3,055	13.7%	4.4%
2025	5	784	3.5%	9.9%
2026	1	279	1.3%	1.3%
2027	5	1,761	7.9%	7.2%
2028	2	350	1.6%	2.6%
Thereafter	12	6,795	30.5%	29.9%

Total (1)	96	$22,299	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding and does not include parking operations.

30

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	Base Rent as of 3/31/2019 ($000) (2)	Cash Base Rent as of 3/31/2019 ($000) (2)	3/31/2019 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
Single-tenant
2019	10/17/2019	10345 Philipp Pkwy.	Streetsboro	OH	20	L'Oreal USA	649,250	653	704	16,496	09/2019
	12/31/2019	2415 US Hwy. 78 East	Moody	AL	—	Michelin	595,346	352	362	-	-
2020	1/31/2020	101 Michelin Dr.	Laurens	SC	—	Michelin	1,164,000	862	862	-	-
	5/31/2020	359 Gateway Dr.	Lavonia	GA	—	TI Automotive	133,221	238	300	6,552	12/2020
	6/30/2020	1650-1654 Williams Rd.	Columbus	OH	—	ODW Logistics	772,450	337	337	-	-
		3102 Queen Palm Dr.	Tampa	FL	—	Time	229,605	309	341	-	-
	9/30/2020	3350 Miac Cove Rd.	Memphis	TN	—	Mimeo.com	107,400	107	115	-	-
	12/19/2020	1901 Ragu Dr.	Owensboro	KY	6	Unilever	443,380	373	322	-	-
	12/31/2020	2203 Sherrill Dr.	Statesville	NC	—	Geodis America	639,800	623	634	-	-
2021	3/31/2021	2455 Premier Row	Orlando	FL	—	Walgreen Co.	205,016	196	127	-	-
	5/31/2021	291 Park Center Dr.	Winchester	VA	—	Kraft Heinz	344,700	355	358	-	-
	6/30/2021	11624 S. Distribution Cv.	Olive Branch	MS	—	Hamilton Beach	1,170,218	947	775	-	-
	9/30/2021	3820 Micro Dr.	Millington	TN	—	Ingram Micro	701,819	453	469	-	-
	10/25/2021	6938 Elm Valley Dr.	Kalamazoo	MI	—	Dana	150,945	437	507	-	-
	11/30/2021	2880 Kenny Biggs Rd.	Lumberton	NC	—	Quickie Manufacturing	423,280	339	364	-	-
	12/31/2021	191 Arrowhead Dr.	Hebron	OH	—	Owens Corning	250,410	143	143	-	-
		200 Arrowhead Dr.	Hebron	OH	—	Owens Corning	400,522	229	229	-	-
		3686 South Central Ave.	Rockford	IL	—	Pierce Packaging	93,000	80	80	-	-
2022	3/31/2022	5417 Campus Dr.	Shreveport	LA	—	Tire Rack	257,849	336	351	-	-
2023	2/28/2023	7670 Hacks Cross Rd.	Olive Branch	MS	—	MAHLE Industries	268,104	226	224	-	-
	8/31/2023	10535 Red Bluff Rd.	Pasadena	TX	—	Unis	257,835	308	300	-	-
	10/31/2023	493 Westridge Pkwy.	McDonough	GA	—	Carlstar	676,000	254	241	-	-
	12/31/2023	120 Southeast Pkwy. Dr.	Franklin	TN	—	United Technologies	289,330	184	184	-	-
2024	1/31/2024	1285 W. State Road 32	Lebanon	IN	—	Continental Tire	741,880	576	597	-	-
	3/31/2024	1520 Lauderdale Memorial Hwy.	Cleveland	TN	—	General Electric	851,370	664	655	-	-

31

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	Base Rent as of 3/31/2019 ($000) (2)	Cash Base Rent as of 3/31/2019 ($000) (2)	3/31/2019 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2024	4/30/2024	113 Wells St.	North Berwick	ME	—	United Technologies	993,685	450	491	-	-
	5/31/2024	901 East Bingen Point Way	Bingen	WA	—	Boeing	124,539	659	654	-	-
	7/31/2024	5795 North Blackstock Road	Spartanburg	SC	—	Wal-Mart	341,660	418	406	-	-
	9/30/2024	1621 Veterans Memorial Pkwy. E	Lafayette	IN	—	Caterpillar	309,400	304	301	-	-
	10/31/2024	43955 Plymouth Oaks Blvd.	Plymouth	MI	—	Tower Automotive	311,612	398	385	-	-
		2115 East Belt Line Rd.	Carrollton	TX	—	L.E. Klein	58,202	58	43	-	-
	12/31/2024	749 Southrock Dr.	Rockford	IL	—	Jacobson Warehouse	150,000	159	150	-	-
2025	6/30/2025	10000 Business Blvd.	Dry Ridge	KY	—	Dana	336,350	336	336	-	-
		4010 Airpark Dr.	Owensboro	KY	—	Metalsa / Dana	211,598	302	302	-	-
		730 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa / Dana	167,770	134	134	-	-
		750 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa / Dana	539,592	710	710	-	-
		301 Bill Bryan Blvd.	Hopkinsville	KY	—	Metalsa / Dana	424,904	422	422	-	-
	7/14/2025	590 Ecology Ln.	Chester	SC	—	Boral Limited	420,597	445	593	6,371	08/2025
	7/31/2025	7005 Cochran Rd.	Glenwillow	OH	—	Royal Appliance	458,000	515	525	-	-
		5352 Performance Way	Whitestown	IN	—	LaCrosse	380,000	292	275	-	-
	12/31/2025	1700 47th Ave North	Minneapolis	MN	—	Owens Corning	18,620	137	137	-	-
2026	3/30/2026	121 Technology Dr.	Durham	NH	15	Heidelberg	500,500	634	2,379	-	-
	3/31/2026	633 Garrett Pkwy.	Lewisburg	TN	—	Calsonic Kansei	310,000	322	299	-	-
	4/30/2026	16811 W. Commerce Dr.	Goodyear	AZ	—	Blue Buffalo	540,349	611	-	-	-
	6/30/2026	351 Chamber Dr.	Chillicothe	OH	—	Kitchen Collection	475,218	290	287	-	-
	9/30/2026	900 Industrial Blvd.	Crossville	TN	—	Dana	222,200	144	144	-	-
		3931 Lakeview Corporate Dr.	Edwardsville	IL	—	Amazon.com	769,500	674	644	-	-
	10/31/2026	5001 Greenwood Rd.	Shreveport	LA	—	Libbey	646,000	541	554	-	-
	11/30/2026	250 Rittenhouse Cir.	Bristol	PA	—	Estée Lauder	241,977	287	295	-	-
		736 Addison Rd.	Erwin	NY	—	Corning	408,000	354	356	-	-
2027	1/31/2027	27200 West 157th St.	New Century	KS	—	Amazon.com	446,500	310	271	-	-

32

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	Base Rent as of 3/31/2019 ($000) (2)	Cash Base Rent as of 3/31/2019 ($000) (2)	3/31/2019 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2027	2/28/2027	554 Nissan Pkwy.	Canton	MS	—	Nissan	1,466,000	1,550	1,498	-	-
	4/30/2027	16407 Applewhite Rd.	San Antonio	TX	18	Undisclosed / HVAC	849,275	748	696	-	-
		200 Sam Griffin Rd.	Smyrna	TN	—	Nissan	1,505,000	1,640	1,569	-	-
	6/30/2027	1501 Nolan Ryan Expy.	Arlington	TX	—	Arrow Electronics	74,739	102	100	-	-
	9/30/2027	1550 Hwy 302	Byhalia	MS	—	McCormick	615,600	610	596	-	-
	10/31/2027	201 James Lawrence Rd.	Jackson	TN	—	Kellogg	1,062,055	986	936	-	-
	12/31/2027	10590 Hamilton Ave.	Cincinnati	OH	—	Hillman Group	264,598	203	203	-	-
2028	1/31/2028	490 Westridge Pkwy.	McDonough	GA	—	Georgia-Pacific	1,121,120	934	859	-	-
	3/31/2028	29-01-Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	—	FedEx	140,330	1,284	1,282	39,120	03/2028
	8/31/2028	1420 Greenwood Rd.	McDonough	GA	—	United States Cold Storage	296,972	542	538	-	-
	9/30/2028	904 Industrial Rd.	Marshall	MI	—	Tenneco	246,508	203	185	-	-
2029	7/31/2029	8500 Nail Rd.	Olive Branch	MS	—	Sephora	716,080	688	646	-	-
	11/24/2029	318 Pappy Dunn Blvd.	Anniston	AL	—	IAC Group	276,782	435	417	-	-
2030	3/31/2030	549 Wingo Rd.	Byhalia	MS	—	Asics	855,878	1,097	1,029	-	-
	5/31/2030	3301 Stagecoach Rd. NE	Thomson	GA	—	Hollander	208,000	232	219	-	-
		4015 Lakeview Corporate Drive	Edwardsville	IL	—	Spectrum	1,017,780	865	675	-	-
	6/30/2030	2601 Bermuda Hundred Rd.	Chester	VA	—	Philip Morris	1,034,470	963	945	-	-
2031	10/31/2031	1020 W. Airport Rd.	Romeoville	IL	—	ARYZTA	188,166	907	862	-	-
	12/18/2031	80 Tyson Dr.	Winchester	VA	16	Undisclosed / Automaker	400,400	592	527	-	-
2032	4/30/2032	13930 Pike Rd.	Missouri City	TX	—	Vulcan	-	531	492	-	-
	8/24/2032	16950 Pine Dr.	Romulus	MI	16	Undisclosed / Automaker	500,023	642	604	-	-
	10/31/2032	27255 SW 95th Ave.	Wilsonville	OR	—	Pacific Natural Foods	508,277	780	672	-	-
		26700 Bunert Road	Warren	MI	—	Lipari	260,243	971	872	25,850	11/2032
2033	12/31/2033	2115 East Belt Line Rd.	Carrollton	TX	—	Teasdale	298,653	324	253	-	-
2034	9/30/2034	5625 North Sloan Ln.	North Las Vegas	NV	—	Nicholas	180,235	639	579	-	-
	10/31/2034	1001 Innovation Rd.	Rantoul	IL	—	Vista Outdoor	813,126	1,049	940	-	-

33

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	Base Rent as of 3/31/2019 ($000) (2)	Cash Base Rent as of 3/31/2019 ($000) (2)	3/31/2019 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2035	3/31/2035	13863 Industrial Rd.	Houston	TX	—	Spitzer	187,800	609	532	-	-
		7007 F.M. 362 Rd.	Brookshire	TX		Spitzer	262,095	478	417	-	-
	6/30/2035	111 West Oakview Pkwy.	Oak Creek	WI		Stella & Chewy's	164,007	525	473	-	-
	10/22/2035	2860 Clark St.	Detroit	MI	16	Undisclosed / Automaker	189,960	551	551	-	-
2036	5/31/2036	671 Washburn Switch Rd.	Shelby	NC	—	Clearwater Paper	673,425	696	615	-	-
2037	3/31/2037	4005 E I-30	Grand Prairie	TX	—	O'Neal Industries	215,000	468	392	-	-
2038	3/31/2038	13901/14035 Industrial Rd.	Houston	TX	—	Watco	132,449	1,693	1,459	-	-
2040	8/31/2040	2800 Polar Way	Richland	WA	9	Preferred Freezer	456,412	3,374	2,863	110,000	01/2026
2042	5/31/2042	4801 North Park Dr.	Opelika	AL	—	Golden State Enterprises	165,493	811	639	-	-
2067	12/31/2067	10201 Schuster Way	Pataskala	OH	—	Kohl's	-	240	108	-	-
N/A	Vacancy	3350 Miac Cove Rd.	Memphis	TN	—	(Available for Lease)	32,679	-	-	-	-
SINGLE TENANT INDUSTRIAL TOTAL							39,003,133	$48,449	$46,917	$204,389
Multi-tenant / Vacancy (8)(14)
	Various	6050 Dana Way	Antioch	TN	4 (97%)	Multi-Tenant	674,528	587	583	-	-
	Vacancy	50 Tyger River Dr.	Duncan	SC	—	(Available for Lease)	221,833	-	-	-	-
	Vacancy	3456 Meyers Ave.	Memphis	TN	21	(Available for Lease)	780,000	-	-	-	-
	Vacancy	2935 Van Vactor Dr.	Plymouth	IN	—	(Available for Lease)	300,500	-	-	-	-
	Vacancy	1133 Poplar Creek Rd.	Henderson	NC	—	(Available for Lease)	196,946	-	-	-	-
MULTI-TENANT/VACANCY INDUSTRIAL TOTAL							2,173,807	$587	$583	$-
INDUSTRIAL TOTAL/WEIGHTED AVERAGE						96.2% Leased	41,176,940	$49,036	$47,500	$204,389

34

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	Base Rent as of 3/31/2019 ($000) (2)	Cash Base Rent as of 3/31/2019 ($000) (2)	3/31/2019 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
Single-tenant
2019	5/31/2019	10475 Crosspoint Blvd.	Indianapolis	IN	—	DMC Insurance	3,764	18	18	-	-
	10/31/2019	10475 Crosspoint Blvd.	Indianapolis	IN	—	John Wiley	123,047	567	594	-	-
		9601 Renner Blvd.	Lenexa	KS	—	T-Mobile USA	77,484	286	387	8,038	12/2019
	12/31/2019	2800 Waterford Lake Dr.	Midlothian	VA	10	Alstom Power	99,057	546	603	-	-
2020	2/14/2020	5600 Broken Sound Blvd.	Boca Raton	FL	—	Oce - USA Holding	143,290	561	625	18,702	02/2020
	6/30/2020	3711 San Gabriel	Mission	TX	—	T-Mobile West	75,016	247	253	-	-
2021	1/31/2021	1701 Market St.	Philadelphia	PA	—	Morgan Lewis	289,432	1,074	1,139	-	-
	3/31/2021	1701 Market St.	Philadelphia	PA	—	Prime Communications	1,220	16	16	-	-
	6/30/2021	1415 Wyckoff Rd.	Wall	NJ	—	NJ Natural Gas	157,511	943	943	7,237	01/2021
		2050 Roanoke Rd.	Westlake	TX	—	Charles Schwab	130,199	517	542	-	-
	8/31/2021	3500 North Loop Rd.	McDonough	GA	—	TSYS	62,218	210	210	-	-
	10/31/2021	1401 Nolan Ryan Expy.	Arlington	TX	—	Butler America Aerospace	4,979	21	21	-	-
	11/30/2021	29 South Jefferson Rd.	Whippany	NJ	3	CAE	123,734	582	487	12,011	11/2021
2022	5/30/2022	13651 McLearen Rd.	Herndon	VA	—	United States of America	159,644	782	805	-	-
	7/31/2022	1440 E 15th St.	Tucson	AZ	—	CoxCom	28,591	140	140	-	-
	10/31/2022	4455 American Way	Baton Rouge	LA	—	New Cingular Wireless	70,100	291	286	-	-
2023	9/30/2023	1701 Market St.	Philadelphia	PA	—	CBC Restaurant	8,070	61	61	-	-
	10/31/2023	3943 Denny Ave.	Pascagoula	MS	10, 21	Huntington Ingalls	94,841	148	148	-	-
	12/14/2023	3333 Coyote Hill Rd.	Palo Alto	CA	—	Xerox	202,000	1,660	1,768	30,738	12/2023
2024	2/14/2024	1362 Celebration Blvd.	Florence	SC	—	MED3000	32,000	143	145	-	-
	5/31/2024	3476 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo	169,083	504	488	-	-
		3480 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo	169,218	522	489	-	-
	7/15/2024	19019 North 59th Ave.	Glendale	AZ	10, 21	Honeywell	252,300	525	504	-	-
	7/31/2024	500 Jackson St.	Columbus	IN	—	Cummins	390,100	1,217	1,190	6,534	07/2019
	8/31/2024	10475 Crosspoint Blvd.	Indianapolis	IN	—	HQ Global Workplaces	14,236	79	79	-	-

35

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	Base Rent as of 3/31/2019 ($000) (2)	Cash Base Rent as of 3/31/2019 ($000) (2)	3/31/2019 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2025	1/31/2025	1401 Nolan Ryan Expy.	Arlington	TX	—	Triumph Group	111,409	404	441	-	-
	2/28/2025	1401 Nolan Ryan Expy.	Arlington	TX	—	Infotech Enterprise	13,590	52	53	-	-
	5/31/2025	1701 Market St.	Philadelphia	PA	—	TruMark Financial	2,641	64	64	-	-
2026	6/30/2026	3265 East Goldstone Dr.	Meridian	ID	—	T-Mobile USA	77,484	279	378	-	-
2027	1/31/2027	1701 Market St.	Philadelphia	PA	—	Drybar	1,975	36	27	-	-
	5/31/2027	2401 Cherahala Blvd.	Knoxville	TN	—	CaremarkPCS	59,748	211	198	-	-
	8/31/2027	133 First Park Dr.	Oakland	ME	—	T-Mobile USA	78,610	284	383	8,071	10/2020
	10/31/2027	11201 Renner Blvd.	Lenexa	KS	—	United States of America	169,585	1,232	1,318	31,199	11/2027
2029	3/31/2029	2800 High Meadow Cir.	Auburn Hills	MI	—	Faurecia	278,000	887	829	-	-
	7/31/2029	2999 Southwest 6th St.	Redmond	OR	11	Consumer Cellular	77,260	275	149	-	-
	9/30/2029	9200 South Park Center Loop	Orlando	FL	—	CardWorks	59,927	220	-	-	-
2031	4/30/2031	9201 Stateline Rd.	Kansas City	MO	17	Swiss Re	155,925	644	644	15,208	05/2019
2033	12/31/2033	8555 South River Pkwy.	Tempe	AZ	—	Versum	95,133	370	321	-	-
2036	10/31/2036	270 Abner Jackson Pkwy.	Lake Jackson	TX	—	Dow	664,100	3,713	3,155	186,783	10/2036
N/A	N/A	1701 Market St.	Philadelphia	PA	—	Parking Operations	-	427	427	-	-
	Vacancy	1701 Market St.	Philadelphia	PA	—	(Available for Lease)	699	-	-	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	—	(Available for Lease)	31,830	-	-	-	-
SINGLE TENANT OFFICE TOTAL							4,759,050	$20,758	$20,328	$324,521
Multi-tenant / Vacancy (8)(14)
	Vacancy	5200 Metcalf Ave.	Overland Park	KS	—	(Available for Lease)	320,198	-	-	32,112	05/2019
	Vacancy	820 Gears Rd.	Houston	TX	11	(Available for Lease)	78,895	99	99	-	-
	Various	11511 Luna Rd.	Farmers Branch	TX	4 (88%)	Multi-Tenant	181,072	548	583	-	-
	Various	1311 Broadfield Blvd.	Houston	TX	4 (66%)	Saipem	155,407	174	184	-	-
	Various	13430 North Black Canyon Fwy.	Phoenix	AZ	4 (65%)	Multi-Tenant	138,940	183	219	-	-
	Various	1460 Tobias Gadson Blvd.	Charleston	SC	4 (64%)	Vallen Distribution	50,246	178	176	6,849	02/2021
MULTI-TENANT/VACANCY OFFICE TOTAL							924,758	$1,182	$1,261	$38,961
OFFICE SUBTOTAL/WEIGHTED AVERAGE						89.9% Leased	5,683,808	$21,940	$21,589	$363,482

36

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	Base Rent as of 3/31/2019 ($000) (2)	Cash Base Rent as of 3/31/2019 ($000) (2)	3/31/2019 Debt Balance ($000)	Debt Maturity
OTHER PROPERTIES
Single-tenant
Retail
2023	7/1/2023	1053 Mineral Springs Rd.	Paris	TN	—	Kroger	31,170	40	40	-	-
2024	3/31/2024	B.E.C. 45th St./Lee Blvd.	Lawton	OK	—	Safeway	30,757	46	46	-	-
Specialty
2029	1/31/2029	175 Holt Garrison Pkwy.	Danville	VA	—	Home Depot	-	57	68	-	-
2048	12/31/2048	30 Light St.	Baltimore	MD	—	30 Charm City	-	75	75	-	-
2055	1/31/2055	499 Derbyshire Dr.	Venice	FL	—	Littlestone Brotherhood	31,180	477	340	-	-
2112	8/31/2112	201-215 N. Charles St.	Baltimore	MD	—	201 NC Leasehold	-	77	77	-	-
SINGLE TENANT OTHER TOTAL							93,107	$772	$646	$-
Multi-tenant / Vacancy (8)(14)
	Vacancy	21082 Pioneer Plaza Dr.	Watertown	NY	10	(Available for Lease)	120,727	-	-	-	-
	Vacancy	97 Seneca Trail	Fairlea	WV	—	(Available for Lease)	90,933	-	-	-	-
	Vacancy	832 N. Westover Blvd .	Albany	GA	10	(Available for Lease)	45,554	-	-	-	-
	Various	King St./1042 Fort St. Mall	Honolulu	HI	4 (45%)	Multi-Tenant	77,459	113	113	-	-
MULTI-TENANT/VACANCY OTHER TOTAL							334,673	$113	$113	$-
OTHER SUBTOTAL/WEIGHTED AVERAGE						29.9% Leased	427,780	$885	$759	$-

TOTAL OFFICE & OTHER/WEIGHTED AVERAGE						85.7% Leased	6,111,588	$22,825	$22,348	$363,482

TOTAL CONSOLIDATED PORTFOLIO/WEIGHTED AVERAGE						94.9% Leased	47,288,528	$71,861	$69,848	$567,871

37

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Non-consolidated Portfolio - 3/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	LXP % Ownership	Base Rent as of 3/31/2019 ($000) (2)	Cash Base Rent as of 3/31/2019 ($000) (2)	3/31/2019 Debt Balance ($000)	Debt Maturity (13)
NON-CONSOLIDATED PROPERTIES
NNN OFFICE JV PROPERTIES
2022	12/31/2022	231 N. Martingale Rd.	Schaumburg	IL	7	Career Education Corporation	317,198	20%	1,150	1,166	362,800	09/2021
2023	2/28/2023	1315 West Century Dr.	Louisville	CO	7	Rogue Wave Software	20,000	20%	77	77	-	-
	3/31/2023	8900 Freeport Pkwy.	Irving	TX	7	Nissan	268,445	20%	1,212	1,109	-	-
2025	2/28/2025	6555 Sierra Dr.	Irving	TX	7	TXU	247,254	20%	951	792	-	-
	3/14/2025	601 & 701 Experian Pkwy.	Allen	TX	7	Experian Holdings	292,700	20%	810	768	-	-
	6/30/2025	2500 Patrick Henry Pkwy.	McDonough	GA	7	Georgia Power	111,911	20%	407	352	-	-
	9/30/2025	10001 Richmond Ave.	Houston	TX	7	Schlumberger	554,385	20%	1,573	1,439	-	-
	12/31/2025	4001 International Pkwy.	Carrollton	TX	7	Motel 6	138,443	20%	634	582	-	-
2026	3/31/2026	500 Olde Worthington Rd.	Westerville	OH	7	Syneos	97,000	20%	336	297	-	-
	4/30/2026	800 East Canal St.	Richmond	VA	5	Richmond Belly Ventures	2,568	20%	20	20	-	-
	11/30/2026	500 Kinetic Dr.	Huntington	WV	7	Amazon.com	68,693	20%	309	289	-	-
2027	2/28/2027	800 East Canal St.	Richmond	VA	5	Sumitomo	8,503	20%	50	36	-	-
	4/30/2027	1315 West Century Dr.	Louisville	CO	7	GHX Ultimate Parent	86,877	20%	373	324	-	-
	6/30/2027	3902 Gene Field Rd.	St. Joseph	MO	7	Boehringer Ingelheim USA	98,849	20%	529	485	-	-
	7/6/2027	2221 Schrock Rd.	Columbus	OH	7	MS Consultants	42,290	20%	171	158	-	-
	8/7/2027	25 Lakeview Dr.	Jessup	PA	7	TMG Health	150,000	20%	582	537	-	-
2028	4/30/2028	9655 Maroon Cir.	Englewood	CO	7	TriZetto	166,912	20%	1,046	940	-	-
2029	1/31/2029	6226 West Sahara Ave.	Las Vegas	NV	7	Nevada Power	282,000	20%	868	772	-	-
2030	8/31/2030	800 East Canal St.	Richmond	VA	—	McGuireWoods	224,537	20%	1,748	1,744	57,500	02/2031
	9/30/2030	800 East Canal St.	Richmond	VA	5	The Riverstone Group	25,707	20%	193	164	-	-
2031	1/10/2031	810 Gears Rd.	Houston	TX	7	United States of America	68,985	20%	300	356	-	-
	3/1/2031	800 East Canal St.	Richmond	VA	5	Towne Bank	26,047	20%	211	175	-	-
	12/31/2031	333 Mt. Hope Ave.	Rockaway	NJ	7, 10	Atlantic Health	92,326	20%	455	329	-	-
2032	4/30/2032	1210 AvidXchange Ln.	Charlotte	NC	—	AvidXchange	201,450	20%	1,506	1,316	45,900	12/2022; 01/2033
	10/31/2032	143 Diamond Ave.	Parachute	CO	7	Alenco	49,024	20%	277	295	-	-
2033	3/31/2033	9201 East Dry Creek Rd.	Centennial	CO	7, 21	Arrow Electronics	128,500	20%	716	594	-	-
2088	8/8/2088	800 East Canal St.	Richmond	VA	5	The City of Richmond, Virginia	-	20%	89	105	-	-
N/A	Vacancy	810 Gears Rd.	Houston	TX	7	(Available for Lease)	9,910	20%	-	-	-	-
		800 East Canal St.	Richmond	VA	5	(Available for Lease)	42,947	20%	-	-	-	-
NNN OFFICE JV TOTAL/WEIGHTED AVERAGE						98.6% Leased	3,823,461		$16,593	$15,221	$466,200

38

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Non-consolidated Portfolio - 3/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	LXP % Ownership	Base Rent as of 3/31/2019 ($000) (2)	Cash Base Rent as of 3/31/2019 ($000) (2)	3/31/2019 Debt Balance ($000)	Debt Maturity (13)
OTHER NON-CONSOLIDATED PROPERTIES
2036	8/31/2036	2203 North Westgreen Blvd.	Katy	TX	—	British Schools	274,000	25%	1,642	1,642	52,787	12/2022
OTHER NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						100% Leased	274,000		$1,642	$1,642	$52,787

NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						98.7% Leased	4,097,461		$18,235	$16,863	$518,987

Footnotes

1	Square footage leased or available.
2	Three months ended 3/31/2019 Base Rent and Cash Base Rent. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
3	Subsequent to 3/31/2019, lease extended to 11/30/2031.
4	Percent represents % leased as of 3/31/2019.
5	Part of Richmond, Virginia property, which is primarily leased to McGuireWoods LLP.
6	Lexington has a 71.1% interest in this property.
7	All debt is cross-collateralized and cross-defaulted.
8	Multi-tenant properties are properties less than 50% leased to a single tenant.
9	Lamb Weston Holdings, Inc. provides credit support.
10	Property held for sale at 3/31/2019.
11	Base Rent and Cash Base Rent amounts represent/include prior tenant.
12	Swiss Re America Holding Corporation lease expired 4/1/2019; however, new tenant (Burns & McDonnell) lease expires 4/30/2031.
13	Interest rates range from 0.25% to 5.3% at 3/31/2019.
14	The multi-tenanted / vacant properties incurred approximately $1.5 million in operating expenses, net for the three months ended 3/31/2019.
15	Heidelberg Americas, Inc. lease expires 3/30/2021; however, new tenant (Goss International Americas, Inc.) lease expires 3/30/2026.
16	Tenant is a domestic subsidiary of an international automaker.
17	Loan satisfied subsequent to 3/31/2019.
18	Lease restricts certain disclosures. Guarantor is investment grade.
19	See Annual Report and other applicable disclosures for actual tenant names.
20	Subsequent to 3/31/2019, lease extended to 10/31/2026.
21	Property disposed of subsequent to 3/31/2019.

39

LEXINGTON REALTY TRUST

Select Credit Metrics Summary (1)

	3/31/2019

Adjusted Company FFO Payout Ratio	51.3%

Unencumbered Assets	$2.8 billion

Unencumbered NOI	75.1%

(Debt + Preferred) / Gross Assets	39.6%

Debt/Gross Assets	37.2%

Secured Debt / Gross Assets	14.1%

Net Debt / Adjusted EBITDA	4.9	x

(Net Debt + Preferred) / Adjusted EBITDA	5.2	x

Credit Facilities Availability (2)	$600.0 million

Unsecured Debt / Unencumbered NOI	4.9	x

Footnotes

(1) See reconciliations of non-GAAP measures in this document. Lexington believes these credit metrics provide investors with additional information to evaluate its liquidity and performance.
(2) Subject to covenant compliance.

40

LEXINGTON REALTY TRUST

FINANCIAL COVENANTS (1)

Corporate Level Debt

	Must be:	3/31/2019
Bank Loans:

Maximum Leverage	<60%	40.0%
Fixed Charge Coverage	>1.5x	2.5	x
Recourse Secured Indebtedness Ratio	<10% cap value	0.0%
Secured Indebtedness Ratio	<40%	18.4%
Unsecured Debt Service Coverage	>2.0x	5.0	x
Unencumbered Leverage	<60%	28.3%

Bonds:

Debt to Total Assets	<60%	38.0%
Secured Debt to Total Assets	<40%	14.4%
Debt Service Coverage	>1.5x	3.8	x
Unencumbered Assets to Unsecured Debt	>150%	332.2%

Footnotes

(1)	The following is a summary of the key financial covenants for Lexington's credit facility and term loan and senior notes, as of March 31, 2019 and as defined and calculated per the terms of the credit facility and term loan and senior notes, as of such date and applicable. These calculations are presented to show Lexington's compliance with such covenants only and are not measures of Lexington's liquidity or performance.

41

LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

3/31/2019

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (b)	Balloon Payment ($000)
INDUSTRIAL
Streetsboro, OH		$16,496	5.749%	09/2019	$634	$16,338
Lavonia, GA		6,552	5.460%	12/2020	741	5,895
Chester, SC		6,371	5.380%	08/2025	1,144	362
Richland, WA		110,000	4.000%	01/2026	4,400	99,492
Long Island City, NY		39,120	3.500%	03/2028	4,879	-
Warren, MI		25,850	5.380%	11/2032	1,391	22,037
Industrial Subtotal/Wtg. Avg./Years Remaining (c)		$204,389	4.310%	7.3	$13,189	$144,124

OFFICE
Overland Park, KS	(h)	$32,112	5.891%	05/2019	$-	$32,112
Kansas City, MO	(i)	15,208	5.883%	05/2019	179	15,179
Columbus, IN		6,534	2.210%	07/2019	1,593	4,993
Lenexa, KS		8,038	6.270%	12/2019	477	7,770
Boca Raton, FL		18,702	6.470%	02/2020	1,450	18,414
Oakland, ME		8,071	5.930%	10/2020	750	7,660
Wall, NJ		7,237	6.250%	01/2021	3,774	-
Charleston, SC		6,849	5.850%	02/2021	520	6,632
Whippany, NJ		12,011	6.298%	11/2021	1,344	10,400
Palo Alto, CA		30,738	3.970%	12/2023	7,059	-
Lenexa, KS		31,199	3.700%	11/2027	3,187	10,000
Lake Jackson, TX		186,783	4.040%	10/2036	12,470	11,305
Office Subtotal/Wtg. Avg./Years Remaining (c)		$363,482	4.582%	10.4	$32,803	$124,465

Subtotal/Wtg. Avg./Years Remaining (c)		$567,871	4.484%	9.3	$45,992	$268,589

Corporate (d)
Revolving Credit Facility		$-	-	02/2023	$-	$-
Term Loan	(e)	300,000	3.489%	01/2021	10,612	300,000
Senior Notes		250,000	4.250%	06/2023	10,625	250,000
Senior Notes		250,000	4.400%	06/2024	11,000	250,000
Trust Preferred Notes	(f)	129,120	4.451%	04/2037	5,827	129,120
Subtotal/Wtg. Avg./Years Remaining (c)		$929,120	4.073%	5.6	$38,064	$929,120
Total/Wtg. Avg./Years Remaining (c)	(g)	$1,496,991	4.229%	7.0	$84,056	$1,197,709

Footnotes

(a)	Subtotal and total based on weighted-average term to maturity shown in years based on debt balance.
(b)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.
(c)	Total shown may differ from detailed amounts due to rounding.
(d)	Unsecured.
(e)	Rate ranges from LIBOR plus 0.85% to 1.65%. LIBOR rate was fixed at 1.42% through January 2019 via interest rate swap agreements on
$255.0 million of borrowings.
(f)	Rate is three month LIBOR plus 170 bps.
(g)	See reconciliations of non-GAAP measures in this document.
(h)	Loan is in default.
(i)	Loan satisfied subsequent to 3/31/2019.

42

LEXINGTON REALTY TRUST

Debt Maturity Schedule

3/31/2019

($000)

Consolidated Properties
Year	Mortgage Scheduled Amortization	Mortgage Balloon Payments	Corporate Debt
2019 - remaining	$18,152	$76,392	$-
2020	23,174	31,969	-
2021	23,433	17,032	300,000
2022	22,120	-	-
2023	23,998	-	250,000
	$110,877	$125,393	$550,000

Debt Maturity Profile (1)

Footnotes

(1)	Percentage denotes weighted-average interest rate.

43

LEXINGTON REALTY TRUST

Selected Balance Sheet Account Data

3/31/2019

($000)

Balance Sheet

Other assets	$16,042

The components of other assets are:

Deposits	$1,148
Equipment	471
Prepaids	3,054
Other receivables	1,764
Deferred lease incentives	9,605

Accounts payable and other liabilities

The components of accounts payable and other liabilities are:	$24,563

Accounts payable and accrued expenses	$9,271
CIP accruals and other	3,226
Taxes	402
Deferred lease costs	9,537
Deposits	1,381
Escrows	746

44

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in the Quarterly Earnings Press Release, in this Quarterly Supplemental Information and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing, or financing activities or liquidity.

Definitions:

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. Lexington’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements, and lease termination income and to include ancillary income. Lexington believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income. Lexington believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) by the acquisition/completion cost (or sale) price.

45

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS (CONTINUED)

Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income) and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned and included in our portfolio for two comparable reporting periods excluding properties encumbered by mortgage loans in default and the revenue associated with the expansion of properties, as applicable. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, Lexington's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of Lexington's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of Lexington 's financial performance since it does not reflect the operations of Lexington's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of Lexington's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact Lexington's results from operations. Lexington believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

46

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES

($000)

Three months ended March 31, 2019

Rent Reconciliation:

Rental revenue as reported	$79,975

Rental revenue from sold properties	(335)
Lease termination income	(1,070)
Ancillary revenue	427
Reimbursements	(7,136)

Base Rent per supplement	71,861

Adjustments: (1)
Straight-line adjustments	(2,280)
Lease incentives	273
Amortization of above/below market leases	(6)

Cash Base Rent per supplement	$69,848

Consolidated debt reconciliation March 31, 2019:

	GAAP Balance	Deferred Loan Costs, net	Discounts	Gross Balance

Mortgages and notes payable (2)	$562,951	$4,920	$-	$567,871
Term loans payable (3)	298,792	1,208	-	300,000
Senior notes payable(3)	496,243	2,590	1,167	500,000
Trust preferred securities (3)	127,321	1,799	-	129,120
Consolidated debt	$1,485,307	$10,517	$1,167	$1,496,991

Footnotes

(1)	Individual items are adjusted for sold properties, which were previously reflected in the reconciliation.
(2)	Secured.
(3)	Unsecured.

47

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Same-Store NOI Reconciliation:

	Three months ended March 31,
	2019	2018

Net income (loss)	$28,280	$(14,823)

Interest and amortization expense	17,208	20,331
Provision for income taxes	437	503
Depreciation and amortization	37,595	46,537
General and administrative	8,527	8,996
Non-operating/advisory income	(1,327)	(546)
Gains on sales of properties	(20,957)	(22,774)
Impairment charges	588	53,049
Debt satisfaction charges, net	103	-
Equity in (earnings) of non-consolidated entities	(619)	(113)
Lease termination income	(1,070)	(308)
Straight-line adjustments	(2,330)	(4,866)
Lease incentives	273	536
Amortization of above/below market leases	(6)	(22)

Net Operating Income - ("NOI")	66,702	86,500

Less NOI:
Acquisitions and dispositions	(5,083)	(21,740)
Property in default	331	(1,387)

Same-Store NOI	$61,950	$63,373

NOI for NAV:

Three months ended
March 31, 2019

NOI per above	$66,702
Less NOI:
Disposed of properties	(269)
Assets held for sale	(1,050)
Assets acquired in 2019	(522)
Assets less than 70% leased / Other	704
NOI for NAV	$65,565

48

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation to Adjusted EBITDA:

	Three months ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	Trailing 12 Months

Net income (loss) attributable to
Lexington Realty Trust shareholders	$28,027	$25,408	$218,016	$(1,694)	$269,757
Interest and amortization expense	17,208	16,656	21,159	21,734	76,757
Provision for income taxes	437	402	444	379	1,662
Depreciation and amortization	37,595	38,498	37,716	45,440	159,249
Straight-line adjustments	(2,330)	(4,722)	(5,367)	(6,013)	(18,432)
Lease incentives	273	227	404	519	1,423
Amortization of above/below market leases	(6)	(3,500)	(3,384)	(3,226)	(10,116)
Gains on sales of properties	(20,957)	(13,336)	(202,371)	(14,432)	(251,096)
Impairment charges	588	4,953	2,542	35,269	43,352
Debt satisfaction charges, net	103	368	2,228	-	2,699
Non-cash charges, net	1,727	1,611	1,635	1,625	6,598

Pro-rata share adjustments:
Non-consolidated entities adjustment	2,692	1,877	1,388	449	6,406
Noncontrolling interests adjustment	(5)	15	2,580	644	3,234

Adjusted EBITDA	$65,352	$68,457	$76,990	$80,694	$291,493

49

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation of Select Credit Metrics:

Adjusted Company FFO Payout:	Three months ended March 31, 2019		(Debt + Preferred) / Gross Assets:	Three months ended March 31, 2019
Common share dividends per share	$0.1025		Consolidated debt	$1,485,307
Adjusted Company FFO per diluted share	0.20		Preferred shares liquidation preference	96,770
Adjusted Company FFO payout ratio	51.3%		Debt and preferred	$1,582,077

Unencumbered Assets:			Total assets	$2,970,190
Real estate, at cost	$3,543,358		Plus depreciation and amortization:
held for sale real estate, at cost	46,882		Real estate	981,809
less encumbered real estate, at cost	(742,250)		Deferred lease costs	19,443
Unencumbered assets	$2,847,990		Held for sale assets	22,158

Unencumbered NOI:			Gross assets	$3,993,600
NOI	$66,702
Disposed of properties NOI	(269)		(Debt + Preferred) / Gross Assets	39.6%
Adjusted NOI	66,433
less encumbered adjusted NOI	(16,554)		Debt / Gross Assets:
Unencumbered adjusted NOI (Quarters)	$49,879		Consolidated debt	$1,485,307
Unencumbered NOI %	75.1%
			Gross assets	$3,993,600
Net Debt / Adjusted EBITDA:
Adjusted EBITDA	$291,493		Debt / Gross assets	37.2%

Consolidated debt	$1,485,307		Secured Debt / Gross Assets:
less consolidated cash and cash equivalents	(170,289)		Mortgages and notes payable	$562,951
Non-consolidated debt, net	102,321
Net debt	$1,417,339		Gross assets	$3,993,600

Net debt / Adjusted EBITDA	4.9	x	Secured Debt / Gross Assets	14.1%

(Net Debt + Preferred) / Adjusted EBITDA:			Unsecured Debt / Unencumbered NOI:
Adjusted EBITDA	$291,493		Consolidated debt	$1,485,307
			less mortgages and notes payable	(562,951)
Net debt	$1,417,339		Unsecured Debt	$922,356
Preferred shares liquidation preference	96,770
Net debt + preferred	$1,514,109		Unencumbered adjusted NOI (Annual)	$188,912

(Net Debt + Preferred) / Adjusted EBITDA	5.2	x	Unsecured Debt / Unencumbered NOI	4.9	x

50

Investor Information

Transfer Agent

Computershare	Overnight Correspondence:
PO Box 505000	462 South 4th Street, Suite 1600
Louisville, KY 40233	Louisville, KY 40202
(800) 850-3948
www-us.computershare.com/investor

Investor Relations

Heather Gentry
Senior Vice President, Investor Relations
Telephone (direct)	(212) 692-7219
Facsimile (main)	(212) 594-6600
E-mail	hgentry@lxp.com

Research Coverage

Bank of America/Merrill Lynch		Jeffries & Company, Inc.
James Feldman	(646) 855-5808	Jon Peterson	(212) 284-1705

Barclays Capital		KeyBanc Capital Markets Inc.
Ross L. Smotrich	(212) 526-2306	Craig Mailman	(917) 368-2316

D.A. Davidson		Ladenburg Thalmann & Co., Inc.
Barry Oxford	(212) 240-9871	John Massocca	(212) 409-2543

Evercore Partners		Stifel Nicolaus
Sheila K. McGrath	(212) 497-0882	John W. Guinee	(443) 224-1307

J.P. Morgan Chase		Wells Fargo Securities, LLC
Anthony Paolone	(212) 622-6682	Todd J. Stender	(562) 637-1371

51

LEXINGTON
REALTY TRUST

LEXINGTON REALTY TRUST

One Penn Plaza, Suite 4015 | New York, NY 10119-4015 | (212) 692-7200 | www.lxp.com